UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 11, 2008

HEMACARE CORPORATION
(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15350 Sherman Way, Suite 350, Van Nuys, CA 91406
(Address of principal executive offices) (Zip Code)

(818) 226-1968
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 11, 2008, HemaCare Corporation (the "Company") entered into an Indemnification Agreement (the “Agreement”) with Julian Steffenhagen, the Company’s Chief Executive Officer. The Agreement requires the Company, among other things, to indemnify Mr. Steffenhagen against all direct and indirect costs of any type or nature whatsoever, including judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by Mr. Steffenhagen in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Mr. Steffenhagen may be or may have been involved as a party or otherwise, by reason of the fact that he is or was a director or officer of the Company, by reason of any action taken by Mr. Steffenhagen or any inaction while acting as such director or officer or as otherwise described in the Agreement. This Agreement also requires the Company to advance all expenses incurred by Mr. Steffenhagen in investigating or defending any such action, suit or proceeding.

The foregoing summary of the Agreement is qualified in its entirety by the form of Agreement attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.   Other Events

Date of 2008 Annual Meeting of Stockholders

On May 21, 2008 at 10:00 AM, the Company will hold its annual meeting of shareholders at the Company’s corporate offices located at 15350 Sherman Way, Suite 350, Van Nuys, California, 91406.

Procedures for Shareholder Proposals

The Company's Bylaws provide that a shareholder who wishes to present a proposal at a shareholders' meeting must, among other things, provide (i) written notice of the proposal to the Secretary of the Company not less than 90 days before the meeting or, if later, the seventh day following the first public announcement of the date of the meeting, (ii) a brief description of the proposal and the reasons for conducting such business at the meeting, (iii) the name and address as they appear on the Company's books of the shareholder proposing such business, (iv) the class and number of shares of the Company which are beneficially owned by the shareholder, and (v) any material interest of the shareholder in such business. In addition, the shareholder making such proposal shall promptly provide any other information reasonably required by the Company.

Procedures for Shareholder Nominations

Nominations for the election of directors may be made by any shareholder entitled to vote in the election of directors. However, a shareholder may nominate a person for election as a director at a meeting only if written notice of such shareholder's intent to make such nomination has been given to the Secretary of the Company no later than the latter to occur of either (a) 90 days in advance of such meeting, or (b) the seventh day following the first public announcement of the date of such meeting. Each such notice must include: (1) the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated, (2) a representation that the shareholder is a beneficial owner of stock of the Company entitled to vote at the meeting, and that the shareholder intends to appear in person or by proxy at the meeting and to nominate the person or persons specified in the notice, (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (5) the consent of each intended nominee named in the notice to serve as a director of the Company if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company. The chairman of any meeting of shareholders shall direct that any nomination not made in accordance with the foregoing procedures will be disregarded.

For more information, please refer to the Company’s Amended and Restated Bylaws, filed as Exhibit 3.1 to the Company’s Form 8-K, filed with the United States Securities and Exchange Commission on March 28, 2007.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
	Exhibit No.	Description
	99.1	Form of Indemnification Agreement executed March 11, 2008, between HemaCare Corporation and Julian Steffenhagen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMACARE CORPORATION

Date: March 17, 2008	By:	/s/ Robert S. Chilton
Robert S. Chilton,
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Form of Indemnification Agreement executed March 11, 2008, between HemaCare Corporation and Julian Steffenhagen.